SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

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[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only
     (as permitted by rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section) 240.14a-11(c) or
     (section) 240.14a-12

                               INTELLIGROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  ASHOK PANDEY
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies: ________________________________________________________________

    2) Aggregate number of securities to which transaction applies: ________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
       _________________________________________________________________________

    4) Proposed maximum aggregate value of the transaction: ____________________

    5) Total fee paid: _________________________________________________________

[ ] Fee paid previously with preliminary material.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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    4) Date Filed:  ______________________

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                                  ASHOK PANDEY
                                 944 Stuart Road
                               Princeton, NJ 08540

June 26, 2002

Dear Fellow Intelligroup Shareholder:

As the founder, and the single largest individual shareholder and former Chairman and CEO of Intelligroup, Inc., I am seeking your support for the election of an independent slate of directors dedicated to returning Intelligroup to financial vigor and market success.

The company is at a critical juncture. The current board has watched revenues fall, profits disappear and over $200 million in the market value of your Intelligroup stock vanish. Two directors recently resigned -- one publicly complaining of decisions made and actions taken without his knowledge or consent. I am convinced that the current board has failed to provide the leadership Intelligroup shareholders and employees deserve. If the company is to prosper, if it is to attract the investment dollars that will restore its stock price, it must be governed by an informed and responsible board of directors.

I am proposing that board. My nominees are accomplished, experienced individuals. They are leaders. They are independent, and will not tolerate any self-dealing which would injure the company. Most importantly though, they bring with them the skills and insights Intelligroup needs to compete effectively, and they fully appreciate the key role Intelligroup's many talented and highly capable managers and employees will play in the company's recovery. Our differences are with the current board and top management, not with the company's single most valuable asset, its employees. Our differences are with a CEO who, after selling off virtually all of his shares in the company, actually suggests that inviting large shareholders to join the board is somehow not in the interests of all the company's shareholders. Our differences are with top management willing to use the very real concerns of employees as props in its election campaign.

The Annual Meeting is only a few days away. We want your vote. Since time is so short, we have set up a method for you to vote by toll-free telephone. Please follow the simple instructions below.

Thank you for your support.

Sincerely,


Ashok Pandey

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        TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY
                       ARE AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1.    Call Toll-Free 1-877-880-9547, anytime, day or night.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8802, Ashok Pandey in opposition to the Board of Directors of Intelligroup, Inc.

3.    State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                  Name:             [NA.1]
                  Broker:           [Broker]
                  Control Number:   [ControlNum]
                  Number of Shares: [NumShares]

5.    Give the operator your voting preferences, using the proxy text below.

                          PROXY INTELLIGROUP,INC. PROXY

              THIS PROXY IS SOLICITED BY ASHOK PANDEY IN OPPOSITION
                 TO THE BOARD OF DIRECTORS OF INTELLIGROUP, INC.

The undersigned hereby appoints Ashok Pandey and John Supplee, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $0.01 per share,of Intelligroup, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of the Company to be held on July 2, 2002 (the "Annual Meeting"), and at any and all adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.

1. Election of Directors

      ( ) FOR all nominees          ( ) WITHOLD AUTHORITY
          listed below(except           for all nominees
          as indicated)*                listed

          Ashok Pandey                  John Supplee
          Wendy Rayner                  Tarun Chandra
          Stephen Savitt                Yoshikazu "Jin" Nakamura

      INSTRUCTIONS: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, GIVE THAT INDIVIDUAL NOMINEE'S NAME TO THE OPERATOR)

2. This proxy grants discretionary authority (i) to vote for an alternate nominee if any of the nominees for director listed in Item 1 above is unable or unavailable to serve as a director (unless authority to vote for all nominees or for the particular nominee who ceases to be a candidate is withheld) and (ii) to vote on other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

This proxy will be voted as directed, but if no direction is indicated, it will be voted for the election of all of the nominees named in Item 1 above, and, in the discretion of the proxies, for an alternate nominee if any of the nominees for director listed in Item 1 is unable or unavailable to serve as a director (unless authority to vote for all nominees or for the particular nominee who ceases to be a candidate is withheld)and on other matters that may properly come before the annual meeting or any adjournments or postponements thereof.

Ashok Pandey recommends that you vote FOR each of the nominees named in Item 1 above. To vote in accordance with Ashok Pandey's recommendation, simply instruct the operator to vote FOR all the nominee's in Item 1 above. The undersigned hereby acknowledges receipt of the Proxy Statement of Ashok Pandey dated June 17, 2002.